UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2011

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211
(Address of Principal Executive Offices) (Zip Code)

(760) 341-3606

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This Form 8-K is being filed to confirm that Heckmann Corporation (the “Company”) has concluded that the financial statements of China Water and Drinks, Inc. (“China Water”), as and for the six months ended June 30, 2008, as provided by China Water’s former management and included in Heckmann Corporation’s Form S-4 Registration Statement No. 333-151670, should not be relied upon by investors.

Although this formal conclusion is made as of the date hereof, the Company notes that it has filed several periodic and other reports with the United States Securities and Exchange Commission (“SEC”) that alerted investors to the lack of reliability relating to the China Water 2008 financial statements. In addition, concurrently with the filing of this Form 8-K, the Company is filing a Form 10-K/A for the period ended December 31, 2009 that includes, among other things, the results of an independent audit of the financial statements of China Water for and as of the ten months ended October 29, 2008, the date when the Company acquired China Water. The audited China Water financial statements included in the 2009 10-K/A reflect substantially different financial results with respect to China Water from the results provided by China Water’s former management as reported in various periodic and other reports filed with the SEC by China Water, certain of which were included in the Company’s Form S-4 dated as recently as October 1, 2008, including the following:

•

China Water’s revenues for 2008 have been materially reduced from those reported by prior China Water management, to $9.8 million for the audited period from January 1, 2008 to October 29, 2008. Former management of China Water reported revenues for the six months ended June 30, 2008 of approximately $48 million and revenues for the ten month period ended October 29, 2008 of over $85 million.

•

China Water’s total operating expenses have been materially increased from those reported by prior China Water Management, to $112.5 million for the audited period from January 1, 2008 to October 29, 2008. Former management of China Water reported total operating expense for the six months ended June 30, 2008 of approximately $32.4 million.

•

China Water’s net loss has been materially increased from the net loss reported by prior China Water management, to $(121.0) million for the audited period from January 1, 2008 to October 29, 2008. Former management of China Water reported a net loss for the six months ended June 30, 2008 of approximately $(22.0) million.

The concurrently filed Form 10-K/A provides a detailed explanation of the diligence performed by the Company’s management, advisors and consultants in connection with the acquisition of China Water, as well as the discovery by management after the completion of the transaction that a high percentage of China Water’s customers had gone out of business, did not exist, lacked the cash or access to financing to pay China Water or otherwise had failed to pay, which required a reversal of the vast majority of revenues reported for 2008 by China Water’s former management.

As previously disclosed, the Company is engaged in litigation with certain former members of China Water management.

The conclusions set forth herein have been provided to the Company’s independent public accountants, and reviewed and approved by the Company’s Audit Committee on March 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2011

HECKMANN CORPORATION

By:	/s/ Richard J. Heckmann
Name:	Richard J. Heckmann
Title:	Chairman and Chief Executive Officer